UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2014

GLOBAL EARTH ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

0-31343 (Commission File Number)	36-4567500 (IRS Employer Identification No.)
1213 Culberth Drive, Wilmington, North Carolina (principal executive offices)	28405 (Zip Code)

(910) 270-7749
(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 8 - Other Events

Item 8.01 - Other Events

Global Earth Energy,Inc. (the "Company") issued a press release, dated February 5, 2014, entitled-"HAWK MANUFACTURING, INC. CLOSES THE ACQUISITION OF GLOBAL EARTH ENERGY, INC. (GLER)"

The press release is in its entirety below:

Charleston, SC-February 5, 2014- Global Earth Energy, Inc. (GLER.OTCQB) and Hawk Manufacturing (HAWK), announces the closing of the transaction to acquire and merger into Global Earth Energy.

Under the completed transaction, GLER delivered to Hawk Manufacturing common and preferred shares. Immediately, HAWK will begin the process of integrating its subsidiaries into the new company. Global Earth Energy will move its headquarters to Charleston, SC, will change its name to Hawk Manufacturing, Inc., and after FINRA’s regulatory approvals a new symbol will be issued.

HAWK intends to position the Company for an up-listing to another market, possibly NASDAQ, once the Company meets the financial status and market share price for up-listing qualification.

The new senior management team will consist of the following individuals:

- Stacey J. Ragsdale, President.

- John M. Ragsdale, CEO

- Carl Partridge, Chief Operating Officer

- Charles Kent Raley, Chief Commercial Officer (CCO)

- Mr. Robert G. Gillian, National Sales Director & V.P. of Marketing.

 This team brings over 140 years combined management experiences.

John Ragsdale will be the new CEO, and stated “We are excited about this new direction for Hawk Manufacturing and look forward to accelerating our growth plans.  We appreciate the support Global Earth Energy has given us during the initial stages of our partnership and are excited to lead the Company and its shareholders into the future.”

A Form 8-K will be filed on the US SEC EDGAR system within the prescribed time-frame providing the specifics of this merger.

This release contains forward-looking statements which involve known and unknown risks, delays, and uncertainties not under the Company's control which may cause actual results, performance or achievements of the Company to be materially different from results, performance or expectations implied by these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:February 12, 2014	GLOBAL EARTH ENERGY, INC.

By /s/ Sydney A. Harland
Sydney A. Harland, Chief Executive Officer

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